Exhibit 99.1

PROGENITY REDUCES OUTSTANDING DEBT BY $20.175 MILLION THROUGH A

PRIVATE EXCHANGE OF $20.175 MILLION OF ITS 7.25% CONVERTIBLE SENIOR

NOTES DUE 2025 FOR SHARES OF COMMON STOCK

SAN DIEGO, Oct. 26, 2021 (GLOBE NEWSWIRE) — Progenity, Inc. (“Progenity”) (Nasdaq: PROG), an innovative biotechnology company, today announced that it has entered into privately negotiated agreements with certain non-affiliated holders of its existing 7.25% convertible senior notes due 2025 (the “Notes”) to exchange an aggregate of $20,175,000 principal amount of Notes for an aggregate of approximately 8,513,850 shares of its common stock, which number of shares of common stock includes shares in respect of the interest make-whole provisions of the indenture under which the Notes were issued.    The exchange transactions are expected to close on or about October 26, 2021, subject to customary closing conditions. Progenity will not receive any cash proceeds from the exchange transactions.

The reduction in debt achieved by this exchange transaction represents approximately 38% of the company’s non-affiliated debt. Following the closing of the exchange transactions, approximately $137,125,000 in aggregate principal amount of Notes will remain outstanding, with terms unchanged, of which $103,500,000 is held by an affiliated holder, Athyrium Capital Management, LP.

Progenity also agreed to issue an aggregate of approximately 427,804 shares of common stock (the “waiver shares”) to certain investors in consideration for a waiver of certain contractual lock-up provisions to which Progenity agreed in connection with prior offerings of its securities.    Progenity will not receive any cash proceeds from the issuance of the waiver shares. The waiver shares are being offered and sold pursuant to the Company’s shelf registration statement (File No. 333-258301), which was filed with the Securities and Exchange Commission (“SEC”) on July 30, 2021 and was declared effective on August 6, 2021. The offering of the waiver shares is being made only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A final prospectus supplement and accompanying prospectus relating to the waiver shares being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Progenity

Progenity, Inc. is a biotechnology company innovating in the fields of women’s health, gastrointestinal health and oral biotherapeutics. Progenity applies a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics to its molecular testing products and to the development of a suite of investigational ingestible devices designed to provide precise diagnostic sampling and drug delivery solutions. Progenity’s vision is to transform healthcare to become more precise and personal by improving diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Progenity’s expectations regarding the closing of the exchange transactions and waiver share issuance. In some cases, you can identify these statements by forward-looking words such as “expect,” “may,” “will,” or the negative or plural of these words or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements are based on Progenity’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to market and other conditions and the satisfaction of customary closing conditions related to the private exchange. Additional information concerning these and other risks can be found in Progenity’s periodic filings with the SEC, including under the heading “Risk Factors” contained therein. Any forward-looking statements that Progenity makes in this press release speak only as of the date of this press release. Except as required by law, Progenity assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact:

Investor Contact:

Robert Uhl

Managing Director, Westwicke ICR

ir@progenity.com

(619) 228-5886

Media Contact:

Kate Blom-Lowery

CG Life

media@progenity.com

(619) 742-6294